BlackRock Enhanced Capital and Income Fund, Inc.

Cusip:	09256A109
Ticker:	CII

Record Date	January 13, 2017
Pay Date	January 31, 2017

Distribution Amount per share	$ 0.082800

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Investment Income	$0.009438	11%	$0.009438	11%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.073362	89%	$0.073362	89%

Total (per common share)	$0.082800	100%	$0.082800	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2016				10.93%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2016				6.59%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2016				8.66%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2016				0.55%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number:  800-882-0052

BlackRock Enhanced Capital and Income Fund, Inc.

Cusip:	09256A109
Ticker:	CII

Record Date	February 15, 2017
Pay Date	February 28, 2017

Distribution Amount per share	$ 0.082800

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

				% Breakdown of the
		% Breakdown	Total Cumulative	Total Cumulative
		of the Current	Distributions for the	Distributions for the
	Current Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date

Net Investment Income	$0.000616	1%	$0.004405	3%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.082184	99%	$0.161195	97%

Total (per common share)	$0.082800	100%	$0.165600	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2017				10.81%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2017				6.49%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2017				2.19%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2017				0.54%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number:  800-882-0052